UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NantKwest, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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9920 Jefferson Boulevard

Culver City, California 90232

(310) 883-1300

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of NantKwest, Inc., to be held on Wednesday, June 15, 2016 at 10 a.m., Pacific Time, at The Ritz-Carlton, Marina del Rey, 4375 Admiralty Way, Marina del Rey, California 90292.

Details regarding how to attend the annual meeting and the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement.

Your vote is important. Regardless of whether you plan to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting, and we hope you will vote as soon as possible. You may vote by proxy via the Internet, by telephone, or by mail, according to the instructions on the enclosed proxy card or voting instruction card. Voting over the Internet or by telephone, by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend the annual meeting.

Thank you for your ongoing support of, and continued interest in, NantKwest, Inc.

Sincerely,

Patrick Soon-Shiong

Chairman and Chief Executive Officer

Culver City, California

April 27, 2016

NANTKWEST, INC.

9920 Jefferson Boulevard

Culver City, California 90232

(310) 883-1300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10 a.m., Pacific Time, on Wednesday, June 15, 2016

Place	The Ritz-Carlton, Marina del Rey, 4375 Admiralty Way, Marina del Rey, California 90292

Items of Business	(1) To elect seven (7) directors from the nominees named in the accompanying proxy statement to serve until our 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified.

(2) To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

(3) To transact other business that may properly come before the annual meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	April 22, 2016

Only stockholders of record of our common stock as of the close of business on Friday, April 22, 2016, are entitled to notice of and to vote at the annual meeting.

Meeting Admission	You are invited to attend the annual meeting if you are a stockholder of record or a beneficial owner of shares of our common stock, in each case, as of April 22, 2016. If you are a stockholder of record, you must present valid government-issued photo identification (e.g., driver’s license or passport) for admission to the annual meeting. If you are a beneficial owner of shares of our common stock, you must provide proof of such ownership as of April 22, 2016 (e.g., your most recent account statement reflecting your stock ownership as of April 22, 2016) and you must present valid government-issued photo identification for admission to the annual meeting.

Voting	Your vote is very important. You may vote by proxy via the Internet, by telephone, or by mail, according to the instructions on the enclosed proxy card or voting instruction card. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 1 of the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 15, 2016. The proxy statement, the accompanying materials and our 2015 annual report are being mailed on or about May 4, 2016 to all stockholders entitled to vote at the annual meeting. A copy of our proxy statement and our 2015 annual report are also posted on www.proxydocs.com/NK, and are available from the SEC on its website at www.sec.gov.

By order of the Board of Directors,

Charles C. Kim

Corporate Secretary

Culver City, California

April 27, 2016

The date of this proxy statement is April 27, 2016, and is being mailed to stockholders on or about May 4, 2016.

-i-

NANTKWEST, INC.

9920 Jefferson Boulevard

Culver City, California 90232

PROXY STATEMENT

For the 2016 Annual Meeting of Stockholders

to be held on June 15, 2016

The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.

QUESTIONS AND ANSWERS

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2016 annual meeting of stockholders of NantKwest, Inc., a Delaware corporation, and any postponements or adjournments thereof, or the annual meeting. The annual meeting will be held on Wednesday, June 15, 2016 at 10 a.m., Pacific Time, at The Ritz-Carlton, Marina del Rey, 4375 Admiralty Way, Marina del Rey, California 90292.

Stockholders are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement, the accompanying materials and our 2015 annual report are being mailed on or about May 4, 2016, to all stockholders entitled to vote at the annual meeting. A copy of our proxy statement and our 2015 annual report are posted on www.proxydocs.com/NK, and are also available from the SEC on its website at www.sec.gov.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card, or if available, voting by telephone or the Internet. We have designated Patrick Soon-Shiong, Barry Simon, and Charles C. Kim, to serve as proxies for the annual meeting.

What am I voting on?

You are being asked to vote on two proposals:

•	the election of seven (7) directors from the nominees named in this proxy statement to hold office until our 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified; and

•	the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

What if other matters are properly brought before the annual meeting?

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment. If for any reason a director nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our board of directors.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the seven (7) nominees for director named in this proxy statement; and

•	“FOR” the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

Who may vote at the annual meeting?

Only stockholders of record as of the close of business on April 22, 2016, the record date for the annual meeting, or the record date, are entitled to vote at the annual meeting. As of the record date, there were 81,954,142 shares of our common stock issued and outstanding, held by 75 holders of record. We do not have cumulative voting rights for the election of directors.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the record date for the annual meeting, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the annual meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If, at the close of business on the record date for the annual meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a valid proxy from your broker, bank or other nominee.

How can I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in one of the following ways:

•	You may vote in person. If you plan to attend the annual meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the annual meeting.

•	You may vote by mail. Complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the annual meeting.

•	You may vote by telephone. To vote over the telephone, dial toll-free (866) 249-5381 and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on June 14, 2016.

•	You may vote via the Internet. To vote via the Internet, go to www.proxypush.com/NK to complete an electronic proxy card (have your proxy card in hand when you visit the website). You will be asked to provide the company number and control number from your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on June 14, 2016.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the annual meeting by:

•	entering a new vote by Internet or telephone (until the applicable deadline for each method as set forth above);

•	returning a later-dated proxy card (which automatically revokes the earlier proxy);

•	providing a written notice of revocation to our corporate secretary at NantKwest, Inc., 9920 Jefferson Boulevard, Culver City, California 90232, Attention: Corporate Secretary; or

•	attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy, Patrick Soon-Shiong, our Chairman and Chief Executive Officer, Barry Simon, our President and Chief Operating Officer, and Charles C. Kim, our Corporate Secretary, have been designated as proxies for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above and, if any other matters are properly brought before the annual meeting, the shares will be voted in accordance with the proxies’ judgment.

How many votes do I have?

On each matter to be voted upon at the annual meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our bylaws and Delaware law. Holders of a majority of the voting power of our outstanding common stock entitled to vote at the annual meeting must be present in person or represented by proxy to hold and transact business at the annual meeting. On the record date, there were 81,954,142 shares outstanding and entitled to vote. Thus, the holders of at least 40,977,072 shares must be present in person or represented by proxy at the annual meeting to have a quorum.

Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairman of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the annual meeting and entitled to vote at the annual meeting may adjourn the meeting to another date.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the meeting. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker votes shares on the “routine” matters, but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?

The ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2016 (Proposal No. 2) is considered routine under applicable federal securities rules. The election of directors (Proposal No. 1) is considered “non-routine” under applicable federal securities rules.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the annual meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is the voting requirement to approve each of the proposals?

Proposal No. 1: Election of Directors. The election of directors requires a plurality of the voting power of shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. This means that the seven (7) nominees for director receiving the highest number of “FOR” votes will be elected as directors. You may vote (i) “FOR” each director or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will have no impact on the outcome of this proposal, but will count towards the quorum requirement for the annual meeting.

Proposal No. 2: Ratification of Appointment Mayer Hoffman McCann P.C. The ratification of the appointment of Mayer Hoffman McCann P.C. requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal.

Patrick Soon-Shiong, our Chairman and Chief Executive Officer, owns approximately 50.4% of our outstanding common stock and has advised us that he intends to vote (1) “FOR” the election of all seven (7) nominees for director named in this proxy statement and (2) “FOR” the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm.

Who will count the votes?

A representative of Mediant Communications, Inc. will tabulate the votes and act as inspector of elections.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” each of the seven (7) nominees for director named in this proxy statement; and

•	“FOR” the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter – Proposal No. 2 to ratify the appointment of Mayer Hoffman McCann P.C. Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1 relating to the election of directors.

How can I contact NantKwest’s transfer agent?

You may contact our transfer agent by writing American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. You may also contact our transfer agent via email at info@amstock.com or by telephone at (800) 937-5449.

How can I attend the annual meeting?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the record date, you must present valid government-issued photo identification (e.g., driver’s license or passport) for admission to the annual meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the record date, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the annual meeting even if you do not have a legal proxy. For admission to the annual meeting, you must provide proof of beneficial ownership as of the record date (e.g., your most recent account statement reflecting your stock ownership as of the record date) and you must present valid government-issued photo identification.

Please note that no cameras, recording equipment, large bags, briefcases or packages will be permitted in the annual meeting.

Directions to the annual meeting may be found in the section entitled “Other Matters – Directions to Annual Meeting” below.

Will the annual meeting be webcast?

We do not expect to webcast the annual meeting.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four (4) business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What does it mean if I receive more than one set of printed materials?

If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will undertake to deliver promptly a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

NantKwest, Inc.

Attention: Corporate Secretary

9920 Jefferson Boulevard

Culver City, California 90232

(310) 883-1300

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., Pacific Time, at our corporate headquarters located at 9920 Jefferson Boulevard, Culver City, California 90232.

When are stockholder proposals due for next year’s annual meeting?

Please see the section entitled “Proposals of Stockholders for 2017 Annual Meeting” in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for our 2017 annual meeting.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest to occur of: (a) January 1, 2021; (b) the last day of the fiscal year in which we have more than $1.0 billion in annual revenue; (c) the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the end of the second quarter of that fiscal year; or (d) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our business affairs are managed under the direction of our board of directors, which is currently comprised on seven members. Four of the seven directors qualify as “independent” within the meaning of such term as set forth in the listing standards of The NASDAQ Stock Market, LLC, or NASDAQ.

During the year ended December 31, 2015, our board of directors was comprised of nine members. Effective December 31, 2015, two members of our board of directors, Robert H. Rosen and Henry Ji, tendered their resignation to the Company. As a result, the size of our board of directors has been reduced from nine to seven members, and only the seven remaining members of our board of directors have been recommended for election by our board.

On June 18, 2015, we entered into a letter agreement with Cambridge Equities, LP, or Cambridge, which we refer to as the Cambridge Nominating Agreement. Pursuant to the Cambridge Nominating Agreement, Cambridge has the right to designate one director who shall be nominated by our board of directors or a duly authorized committee thereof, for election to our board of directors for so long as Cambridge or its affiliates directly own more than 20% of the issued and outstanding shares of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions. Patrick Soon-Shiong, M.D., our Chairman and Chief Executive Officer, also controls the entity that is the general partner of Cambridge, and was selected by Cambridge to hold this board seat. The Cambridge director nominee shall be nominated and recommended for election to the board of directors by our board of directors, subject to any applicable limitations imposed by the Delaware General Corporation Law, or the DGCL, the board of directors’ fiduciary duties to our stockholders and any other applicable law. Cambridge’s right to have a designee nominated or appointed to serve on our board of directors shall automatically terminate whenever Cambridge owns less than 20% of our issued and outstanding shares of common stock.

Additionally, under the terms of his employment agreement, Barry J. Simon, M.D., our President and Chief Operating Officer, for so long as he remains our employee, Dr. Simon shall be nominated and recommended for election to the board of directors at each annual stockholder meeting by our board of directors or a duly authorized committee thereof. If Dr. Simon’s employment with us is terminated for any reason, his membership on our board of directors will also terminate, unless otherwise agreed in writing by us and Dr. Simon.

At each annual meeting of stockholders, the terms of each of our seven incumbent directors expire and all members of our board of directors stand for election. The seven directors elected at the annual meeting will serve from the time of election and qualification until the earliest of the next annual meeting of stockholders following such election or their resignation or removal.

The following table sets forth the names, ages, and certain other information for each of the directors with terms expiring at the annual meeting (who are also nominees for election as a director at the annual meeting). All information is as of April 22, 2016.

Name	Age	Position
Nominees for Director
Patrick Soon-Shiong, M.D., FRCS (C), FACS.	63	Chairman of the Board of Directors and Chief Executive Officer
Barry J. Simon, M.D.	51	President, Chief Operating Officer and Director
Steve Gorlin	78	Vice Chairman of the Board of Directors
Michael Blaszyk (1)(2)	63	Director
Richard Kusserow (1)(2)	75	Director
John T. Potts, Jr., M.D. (2)	84	Director
John C. Thomas, Jr. (1)	62	Director

(1)	Member of audit committee.
(2)	Member of compensation committee. Mr. Blaszyk was appointed to the compensation committee on March 23, 2016.

Nominees for Director

Patrick Soon-Shiong, M.D., FRCS (C), FACS was appointed Chairman of our board of directors and Chief Executive Officer in March 2015. Dr. Soon-Shiong previously served as our Co-Chairman of our board of directors from December 2014 to March 2015 and as our Chief Medical Officer from January 2015 to March 2015. In 2011, he founded NantWorks, an ecosystem of companies to create a transformative global health information and next generation pharmaceutical development network, for the secure sharing of genetic and medical information. Dr. Soon-Shiong, a physician, surgeon and scientist, has pioneered novel therapies for both diabetes and cancer, published over 100 scientific papers, and has over 95 issued patents on groundbreaking advancements spanning a myriad of fields. Dr. Soon-Shiong performed the world’s first encapsulated human islet transplant, the first engineered islet cell transplant, and the first pig to man islet cell transplant in diabetic patients. He invented and developed Abraxane, the nation’s first FDA approved protein nanoparticle albumin-bound delivery technology for the treatment of cancer. Abraxane was approved by the FDA for metastatic breast cancer in 2005, lung cancer in 2012, and pancreatic cancer in 2013. Abraxane is now approved in many countries across the globe. From 1997 to 2010, Dr. Soon-Shiong served as founder, Chairman, and CEO of two global pharmaceutical companies, American Pharmaceutical Partners (sold to Fresenius SE for $5.7 billion in 2008) and Abraxis BioScience (sold to Celgene Corporation for $3.7 billion in 2010). Dr. Soon-Shiong serves as Chairman of the Chan Soon-Shiong Family Foundation and Chairman and CEO of the Chan Soon-Shiong Institute of Molecular Medicine, a nonprofit medical research organization. He currently co-chairs the CEO Council for Health and Innovation at the Bipartisan Policy Center and is a member of the Global Advisory Board of Bank of America. He is an Adjunct Professor of Surgery at UCLA, a visiting Professor at the Imperial College of London, the Executive Director of the UCLA Wireless Health Institute, a board member of the California Telehealth Network, and global director for Cancer Services and Bioinformatics at Providence Health. The Friends of the National Library of Medicine has honored him with their Distinguished Medical Science Award. Dr. Soon-Shiong holds a degree in medicine from the University of the Witwatersrand and a M.Sc. in science from the University of British Columbia. We believe that Dr. Soon-Shiong is qualified to serve as a member of our board of directors due to his depth of expertise as chairman and chief executive officer of multiple multi-billion dollar companies in the life sciences industry, his broad experience in research and development of pioneering technologies, and his educational background. Pursuant to the Subscription and Investment Agreement between us and Cambridge Equities, LP, or Cambridge, Cambridge has the ability to designate one director who shall be nominated by our corporate governance and nominating committee for election to our board of directors for as long as Cambridge continues to hold at least 20% of the issued and outstanding shares of our common stock. Dr. Soon-Shiong was selected by Cambridge to hold this board seat.

Barry J. Simon, M.D. has served as a member of our board of directors since 2007 and as our President and Chief Operating Officer since March 2015. From 2007 to March 2015, Dr. Simon was also our President and Chief Executive Officer. Prior to joining us, he held various senior management and advisory positions at Roche Labs, Inc., a U.S. pharmaceutical company; F. Hoffmann-La Roche, Ltd., a global healthcare company; Connetics Corp., a specialty pharmaceutical company; Immunomedics, Inc., a biopharmaceutical company; Immusol, Inc., a biopharmaceutical company; HealthPro BioVentures, LLC, a healthcare and life sciences investment bank; and NorthSound Capital, LLC, a U.S.-based hedge fund. Dr. Simon has attended corporate training programs by the London School of Business and the Amos Tuck School of Business at Dartmouth College. He is clinically trained in infectious diseases, anesthesiology, and internal medicine and received his M.D. from the SUNY Downstate, Health Sciences Center in New York. We believe that Dr. Simon is qualified to serve as a member of our board of directors because of his extensive medical and scientific knowledge and experience, and senior management experience in the biopharmaceutical industry.

Steve Gorlin was appointed Vice Chairman of our board in December 2014. Mr. Gorlin previously served as our Executive Chairman from January 2014 to December 2014. Over the past 40 years, he has founded several biotechnology and pharmaceutical companies, including Hycor Biomedical, Inc. (acquired by Agilent), Theragenics Corporation, CytRx Corporation, Medicis Pharmaceutical Corporation (sold to Valeant for approximately $2.6 billion), EntreMed, Inc., MRI Interventions, DARA BioSciences, Inc., MiMedx, and Medivation, Inc. Mr. Gorlin previously served on the Business Advisory Council to the Johns Hopkins School of Medicine and The Johns Hopkins BioMedical Engineering Advisory Board. He also serves on the board of the Andrews Institute. He was a founder of a number of non-medical related companies, including Perma-Fix, Inc.; Pretty Good Privacy, Inc. sold to Network Associates; Judicial Correction Services, Inc. sold to Correctional Healthcare; and NTC China. He started The Touch Foundation, a nonprofit organization for the blind and was a principal financial contributor to the founding of Camp Kudzu for diabetic children. He presently serves as the Executive Chairman of the board of directors of DemeRx, Inc., and serves on the board of directors of NTC China, Inc. We believe Mr. Gorlin is qualified as a member of our board due to his extensive biotechnology and pharmaceutical industry knowledge and substantial experience serving on other boards of directors.

Michael Blaszyk has served as a member of our board of directors since July 2015. Mr. Blaszyk has served as the chief financial officer for Dignity Health (formerly known as Catholic Healthcare West), a not-for-profit public benefit corporation, since December 2000. Prior to joining Dignity Health, Mr. Blaszyk was the senior vice president and chief financial officer for University Hospitals Health System in Cleveland, Ohio, a healthcare system, from October 1997 to December 2000. Mr. Blaszyk also previously served as the managing partner of the Northeast region Health Care Provider Consulting Practice for Merger LLC (formerly known as William M. Mercer), a global consulting firm, and the executive vice president at Boston Medical Center, a non-profit academic medical center. Mr. Blaszyk is a director and member of the audit committee of Sound Physicians, Inc., a Fresenius company. He received his bachelor’s degree in life sciences from Wayne State University and his master’s degree in health services administration from the University of Colorado. We believe that Mr. Blaszyk is qualified to serve as a member of our board of directors because of his extensive experience and knowledge in the healthcare industry and his significant financial and accounting background.

Richard Kusserow has served as a member of our board of directors since April 2014. During 2010 to 2013, he served on the Audit and Corporate Responsibility Committee of the Catholic Health Partners Board. He is the President and Chief Executive Officer of Strategic Management Services, LLC., a firm specializing in the development, implementation and measurement of effective compliance program operations, a position he has held since 1997, and was, from 1992 through 2016, the Chief Executive Officer of Strategic Management Systems and Integrity Management Services, a firm that provides a variety of services to the federal government, including audits, investigations, statistical analysis, and data analysis. Mr. Kusserow founded and served as the President of the Fraud Control Information Systems, a provider of sanction screening services, from 1993 to 1997, and founded and served as President and Chief Executive Officer of the National Hotline Services Inc., a phone-based ethics hotline services provider, from 1993 to 2005. One of the leading experts in the country on compliance programs, Mr. Kusserow served as the Inspector General of the U.S. Department of Health and Human Services from 1981 to 1992, responsible for all audits and investigations related to the $650 billion outlays of the Department. Mr. Kusserow specializes in strategic planning, problem solving and the support of decision making in the changing regulatory environment. Mr. Kusserow was a Member of the Attorney General’s Economic Crime Council and was appointed by President George H. W. Bush as a Commissioner of the National Advisory Commission on Law Enforcement. Before his appointment to Inspector General, Mr. Kusserow was a Special Agent/Supervisor for the FBI, where he coordinated and supervised the seven squads constituting the Organized Crime Program in Chicago and served as a specialist in program fraud and corruption investigations. We believe that Mr. Kusserow is qualified to serve as a member of our board of directors because of his extensive regulatory and compliance knowledge, particularly as it relates to the healthcare industry.

John T. Potts, Jr., M.D. has served as a member of our board of directors since April 2014. Dr. Potts serves as the Distinguished Jackson Professor of Clinical Medicine at the Massachusetts General Hospital, or MGH, and Harvard Medical School and on the MPM BioVentures Medical & Scientific Advisory Board. After medical training at the University of Pennsylvania, he completed his internship and residency at MGH from 1957 to 1959, and then went to the National Institutes of Health, or NIH, to work with Nobel Laureate Christian Anfinsen in protein chemistry. Dr. Potts remained at the NIH from 1959 to 1968, when he returned to MGH as Chief of the Endocrine Unit. He served as Chairman of the Department of Medicine and Physician-in-Chief from 1981 to 1996 and as Director of Research from 1995 to 2004. Dr. Potts has authored or co-authored over 500 scientific publications, is the recipient of the Fred Conrad Koch Award of the Endocrine Society and is a member of the National Academy of Sciences, the Institute of Medicine, and the American Academy of Arts and Sciences. He holds active and honorary memberships in numerous scientific and professional organizations. We believe that Dr. Potts is qualified to serve as a member of our board of directors due to his distinguished medical background and his extensive medical and scientific understanding of clinical medicine.

John C. Thomas, Jr. has served as a member of our board of directors since April 2014. Since 2001, Mr. Thomas has served as Chief Financial Officer, Secretary, and Director of CorMatrix Cardiovascular, a privately held medical device company. He has also served as Chief Financial Officer, Secretary, and Director of Motion Reality, Inc., a motion capture and simulation company, since 1991. Since 2012, Mr. Thomas has been serving as a director of QLT, Inc., a public biotechnology company focused on innovative ocular products and is a member of QLT’s Audit and Risk and Compensation Committees. During the past ten years, Mr. Thomas served as acting Chief Financial Officer for DemeRx, Inc., MRI Interventions, Inc., MiMedx Group, Inc., and DARA BioSciences and as a director of MRI Interventions, Inc. Between 1999 and 2012, Mr. Thomas also served as a Trustee and subsequently the Chairman of the Finance Committee of The Walker School, a private school. Mr. Thomas is a Certified Public Accountant and graduated from the University of Virginia, McIntire School of Commerce. We believe that Mr. Thomas is qualified to serve on our board of directors due to his significant financial and accounting knowledge and experience serving on boards of directors of public companies.

Controlled Company Exemption

Patrick Soon-Shiong, M.D., our Chairman and Chief Executive Officer, and entities affiliated with him control a significant majority of our common stock. As a result, we are a “controlled company” within the meaning of the NASDAQ corporate governance standards. Under the NASDAQ corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (1) the requirement that a majority of our board of directors consist of independent directors and (2) the requirement that we have a nominating and corporate governance committee. Although not required, our board of directors is currently comprised of a majority of independent directors. Our board of directors has determined that each of Messrs. Blaszyk, Kusserow, Potts and Thomas, representing four of our seven directors, is “independent” as that term is defined under the rules of NASDAQ. However, in reliance upon the “controlled company” exemption, we have elected not to have a nominating and corporate governance committee.

These exemptions do not modify the independence requirements for our audit committee, and we satisfy the member independence requirement for the audit committee under the NASDAQ corporate governance standards and SEC rules and regulations. Audit committee members must also satisfy separate independence criteria set forth in Rule 10A-3, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the rules of NASDAQ, a director will only qualify as an “independent director” if, among other things, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Director Independence

To be considered independent for purposes of Rule 10A-3 and under the rules of NASDAQ, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of Messrs. Blaszyk, Kusserow, Potts, and Thomas representing four of our seven directors, is “independent” as that term is defined under the rules of NASDAQ. Prior to his resignation from our board of directors, effective December 31, 2015, the board of directors had also determined that Mr. Rosen satisfied the independence criteria discussed above.

In making these determinations, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including consulting relationships, family relationships and the beneficial ownership of our capital stock by each non-employee director.

There are no family relationships among any of our directors or executive officers.

Role of Board in Risk Oversight Process

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our audit committee also monitors compliance with legal and regulatory requirements and reviews related party transactions, in addition to oversight of the performance of our external audit function. Our board of directors monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The board believes its leadership structure is consistent with and supports the administration of its risk oversight function.

Board Meetings and Committees

During our fiscal year ended December 31, 2015, our board of directors held 12 meetings (including regularly scheduled and special meetings), and, with the exception of Dr. Soon-Shiong, each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he served during the periods that he served.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

Our board of directors has an audit committee and a compensation committee, each of which has the composition and the responsibilities described below. As a “controlled company” within the meaning of the NASDAQ corporate governance rules, we have elected not to have a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.

Audit Committee

The members of our audit committee are Michael Blaszyk, Richard Kusserow and John C. Thomas, Jr. Mr. Thomas serves as the chairperson of our audit committee. Our board of directors has determined that each of the members of our audit committee is an independent director under the NASDAQ listing rules, satisfies the additional independence criteria for audit committee members and satisfies the requirements for financial literacy under the NASDAQ listing rules and Rule 10A-3 of the Exchange Act, as applicable. Our board has also determined that Mr. Thomas qualifies as an audit committee financial expert within the meaning of the applicable rules and regulations of the SEC and satisfies the financial sophistication requirements of the NASDAQ listing rules.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee also:

•	oversees the work of our independent auditors;

•	approves the hiring, discharging and compensation of our independent auditors;

•	approves engagements of the independent auditors to render any audit or permissible non-audit services;

•	reviews the qualifications, independence and performance of the independent auditors;

•	reviews our financial statements and our critical accounting policies and estimates;

•	reviews the adequacy and effectiveness of our internal controls;

•	reviews our policies with respect to risk assessment and risk management;

•	reviews and monitors our policies and procedures relating to related person transactions; and

•	reviews and discusses with management and the independent auditors the results of our annual audit, our quarterly financial statements and our publicly filed reports.

Our audit committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the listing requirements of NASDAQ. The charter is available on our website, www.nantkwest.com, under the investors tab. Our audit committee held three meetings during 2015.

Compensation Committee

The members of our compensation committee are Michael Blaszyk, Richard Kusserow, and John T. Potts, Jr. M.D. Dr. Potts serves as the chairperson of our compensation committee. Prior to his departure at the end of 2015, Mr. Rosen also served as a member of our compensation committee. On March 23, 2016, Mr. Blaszyk was appointed to serve as a member of our compensation committee. Our board of directors has determined that each member of our compensation committee is an independent director under the current rules of NASDAQ, satisfies the additional independence criteria for compensation committee members under Rule 10C-1 and the NASDAQ listing rules, is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our compensation committee oversees our corporate compensation programs. The compensation committee also:

•	reviews and recommends for approval by the members of our board of directors policies, plans and arrangements relating to compensation and benefits of our officers and employees;

•	reviews and recommends for approval by the members of our board of directors corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•	evaluates the performance of our executive officers in light of established goals and objectives;

•	recommends compensation of our executive officers based on its evaluations;

•	reviews and discusses with management the compensation discussion and analysis required by SEC rules;

•	engages a compensation consultant, legal counsel or other advisors (other than in-house counsel) to advise on executive compensation and assess the independence of each in accordance with NASDAQ; and

•	evaluates whether any compensation consultant, legal counsel or other advisor (other than in-house legal counsel) has a conflict of interest in accordance with the SEC rules;

Our compensation committee operates under a written charter approved by our board of directors and that satisfies the applicable rules and regulations of the SEC and the listing requirements of NASDAQ. The charter is available on our website, www.nantkwest.com, under the investors tab. Our compensation committee held three meetings during 2015.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee, or other board committee performing equivalent functions (or in the absence of any such committee, the entire board of directors) or director of any entity that has one or more executive officers serving on our compensation committee or our board of directors. None of the members of our compensation committee is or has been an officer or employee of the Company.

Considerations in Evaluating Director Nominees

As a “controlled company” within the meaning of the NASDAQ corporate governance rules, we have elected not to have a nominating and corporate governance committee. Instead, the board of directors is responsible for identifying, evaluating and selecting director nominees for the Company. As described above, under the terms of the letter agreement with Cambridge Equities, LP, dated June 18, 2015, or the Cambridge Nominating Agreement, Cambridge has the right to designate an individual to be nominated and recommended for election by our board of directors. Additionally, under the terms of Dr. Simon’s employment agreement with the company, the board is also obligated to nominate and recommend Dr. Simon for election to our board of directors for so long as he is employed by the Company.

In its evaluation of director candidates, including the members of the board of directors eligible for reelection, our board of directors considers the following:

•	the current size and composition of our board of directors and the needs of the board and its respective committees;

•	factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and other similar factors; and

•	other factors that our board of directors may consider appropriate.

The board of directors also focuses on issues of diversity, such as diversity in experience, international perspective, background, expertise, skills, age, gender, and ethnicity. The board of directors does not have a formal policy with respect to diversity; however, our board of directors believes that it is essential that members of our board of directors represent diverse viewpoints. Any nominee for a position on the board must satisfy the following minimum qualifications:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing board;

•	the ability to assist and support management and make significant contributions to the company’s success; and

•	an understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our board of directors determines that an additional or replacement director is required, the board of directors may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the board, or management.

Our board of directors has discretion to decide which individuals to recommend for nomination as directors and the final authority in determining the selection of director candidates for nomination to our board. After completing its review and evaluation of director candidates, our board of directors unanimously recommends all seven of the director nominees for election named in this proxy statement.

Stockholder Recommendations for Nominations to Our Board of Directors

It is the policy of our board of directors to consider recommendations for candidates to our board of directors from our stockholders. A stockholder that wishes to recommend a candidate for consideration by the committee as a potential candidate for director must direct the recommendation in writing to NantKwest, Inc., 9920 Jefferson Boulevard, Culver City, California 90232, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. Our board of directors will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.

Communications with the Board of Directors

In cases where stockholders or other interested parties wish to communicate directly with our non-management directors, messages can be sent to NantKwest, Inc., 9920 Jefferson Boulevard, Culver City, California 90232, Attention: Corporate Secretary. Our corporate secretary monitors these communications and will forward to our designated legal counsel to provide a summary of all received messages to the board at each regularly scheduled meeting. Our board typically meets on a quarterly basis. Where the nature of a communication warrants, our designated legal counsel, may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of our management, as our designated legal counsel considers appropriate.

Our designated legal counsel may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by our board of directors. This procedure does not apply to (a) communications to non-management directors from our officers or directors who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, or (c) communications to the audit committee pursuant to our procedures for complains regarding accounting and auditing matters.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and agents and representatives, including consultants. A copy of the code of business conduct is available on our website, www.nantkwest.com, under the investors tab. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.

Director Compensation

In 2014, we entered into cash compensation arrangements with our non-employee directors. Under these arrangements, we paid non-employee directors $30,000 a year payable quarterly when we were a private company and $60,000 per year payable quarterly when we became a public company.

From time to time, we have granted stock options to our non-employee directors for their service on our board of directors. We also reimburse our directors for expenses associated with attending meetings of our board of directors and committees of our board of directors. Directors who are also our employees receive no additional compensation for their service as a director.

Our 2015 Equity Incentive Plan, or the 2015 Plan, provides that in the event of a merger or change in control, as defined in our 2015 Plan, each outstanding equity award granted under our 2015 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable.

Director Compensation Table

The following table sets forth information regarding compensation earned or paid to our non-employee directors during the year ended December 31, 2015. The following table excludes our vice chairman, Steve Gorlin, who was also an employee during the year ended December 31, 2015. Mr. Gorlin did not receive any additional compensation for his service as a member of our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Michael Blaszyk(1)	27,500	—	27,500
Henry Ji, Ph.D(2)	42,500	—	42,500
Richard Kusserow(3)	42,500	—	42,500
John T. Potts, Jr. M.D.(4)	42,500	—	42,500
Robert H. Rosen(5)	42,500	—	42,500
John C. Thomas, Jr.(6)	42,500	—	42,500

(1)	Mr. Blaszyk joined our board of directors in July 2015. The fees for Mr. Blaszyk’s service in 2015 were paid in 2016.
(2)	Dr. Ji resigned from our board effective December 31, 2015. Dr. Ji had options to purchase 300,000 shares of our common stock outstanding as of December 31, 2015.
(3)	Mr. Kusserow had options to purchase 123,439 shares of our common stock outstanding as of December 31, 2015.
(4)	Dr. Potts had options to purchase 370,300 shares of our common stock outstanding as of December 31, 2015.
(5)	Mr. Rosen resigned from our board effective December 31, 2015. Mr. Rosen had options to purchase 185,150 shares of our common stock outstanding as of December 31, 2015.
(6)	Mr. Thomas had options to purchase 277,725 shares of our common stock outstanding as of December 31, 2015.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of seven directors. At the annual meeting, seven directors will be elected to our board of directors by the holders of our common stock to serve for a one-year term expiring at the 2017 annual meeting of stockholders. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal.

As a “controlled company” within the meaning of the NASDAQ corporate governance rule, we have elected not to have a nominating and corporate governance committee. Instead, the board of directors is responsible for identifying, evaluating and selecting director nominees for the Company. As described above, under the terms of the letter agreement with Cambridge Equities, LP, dated June 18, 2015, or the Cambridge Nominating Agreement, Cambridge has the right to designate an individual to be nominated and recommended for election by our board of directors. Additionally, under the terms of Dr. Simon’s employment agreement with the company, the board is also obligated to nominate and recommend Dr. Simon for election to our board of directors for so long as he is employed by the company.

Nominees for Director

Our board of directors has nominated, Patrick Soon-Shiong, M.D., Barry J. Simon, M.D., Steve Gorlin, Michael Blaszyk, Richard Kusserow, John T. Potts, Jr. M.D., and John C. Thomas, Jr., each a current director, as nominees for reelection to our board of directors at the annual meeting. If elected, each of the aforementioned nominees will serve as a director until the 2017 annual meeting and until his respective successor is duly elected and qualified. For more information concerning the nominees, please see the section entitled “Board of Directors and Corporate Governance.”

Drs. Soon-Shiong, Simon and Potts, and Messrs. Gorlin, Blaszyk, Kusserow and Thomas have each agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and governance committee and designated by the present board of directors to fill the vacancy.

Required Vote

The directors elected to the board of directors will be elected by a plurality of the voting power of shares present in person or represented by proxy and entitled to vote on the election of directors. In other words, the seven nominees receiving the highest number of “FOR” votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Patrick Soon-Shiong, M.D., Barry J. Simon, M.D., Steve Gorlin, Michael Blaszyk, Richard Kusserow, John T. Potts, Jr. M.D., and John C. Thomas, Jr. Broker non-votes will have no effect on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the election of each of the seven nominees to the board of directors.

PROPOSAL NUMBER 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Mayer Hoffman McCann P.C., or Mayer Hoffman, as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2016. During 2015, Mayer Hoffman served as our independent registered public accounting firm.

Notwithstanding its appointment and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. Our audit committee is submitting the appointment of Mayer Hoffman to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Mayer Hoffman is expected to attend the annual meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.

Mayer Hoffman has advised us that it leases substantially all of its personnel, who work under the control of Mayer Hoffman’s shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure. Accordingly, substantially all of the hours expended on Mayer Hoffman’s engagement to audit the our consolidated financial statements for the years ended December 31, 2015 and 2014, were attributed to work performed by persons other than Mayer Hoffman’s full-time, permanent employees.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents aggregate fees for services provided to us in the fiscal years ended December 31, 2015 and 2014 by Mayer Hoffman, our principal accountant. All fees below were pre-approved by the audit committee:

	Fiscal Year Ended
	2015	2014
Audit Fees(1)	$402,111	$150,395
Audit-related Fees	—	—
Tax Fees	30,038	24,100
All Other Fees	—	—

Total Fees	$432,149	$174,495

(1)	Audit fees consist of fees incurred for professional services by Mayer Hoffman for audit and quarterly reviews of our financial statements, reviews of our registration statements on Form S-1 and Form S-8 and related services that are normally provided in connection with statutory and regulatory filings or engagements.

Auditor Independence

In 2015, there were no other professional services provided by Mayer Hoffman that would have required our audit committee to consider their compatibility with maintaining the independence of Mayer Hoffman.

Pre-Approval Policy

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Our audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. All of the services of Mayer Hoffman for 2015 and 2014 described above were pre-approved by our audit committee.

Required Vote

Ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the year ending December 31, 2016 requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the year ending December 31, 2016.

Report of the Audit Committee

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the NASDAQ listing standards and rules and regulations of the SEC. The audit committee operates under a written charter approved by our board of directors, which is available on our corporate web site at www.nantkwest.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to NantKwest’s financial reporting process, NantKwest’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing NantKwest’s consolidated financial statements. NantKwest’s independent registered public accounting firm, Mayer Hoffman McCann P.C., or Mayer Hoffman, is responsible for performing an independent audit of NantKwest’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare NantKwest’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements for fiscal year 2015 with management of NantKwest;

•	discussed with Mayer Hoffman, NantKwest’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the PCAOB;

•	received the written disclosures and the letter from Mayer Hoffman, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Mayer Hoffman, that firm’s independence.

Based on the audit committee’s review of the audited financial statements and the various discussions with management and Mayer Hoffman, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC. The audit committee has also appointed Mayer Hoffman as the company’s independent registered public accounting firm for the year ending December 31, 2016.

The Audit Committee

John C. Thomas, Jr. (Chair)

Michael Blaszyk

Richard Kusserow

This report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by NantKwest under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent NantKwest specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The names of our executive officers and key employees, their ages, their positions with the Company and other biographical information as of April 22, 2016 are set forth below. There are no family relationships among any of our directors or executive officers.

Patrick Soon-

Name	Age	Position
Executive Officers
Patrick Soon-Shiong, M.D., FRCS (C), FACS	63	Chairman of the Board and Chief Executive Officer
Barry J. Simon, M.D.	51	President, Chief Operating Officer and Director
Richard Gomberg.	52	Chief Financial Officer (prior to November 2015)
Angela Wilson	45	Chief Financial Officer (November 2015 to January 2016)
Richard Tajak	63	Chief Financial Officer (beginning January 2016)

Patrick Soon-Shiong, M.D., FRSC (C), FACS Please see the biographical information above in the section entitled “Board of Directors and Corporate Governance – Nominees for Director.”

Barry J. Simon, M.D. Please see the biographical information above in the section entitled “Board of Directors and Corporate Governance – Nominees for Director.”

Richard Gomberg served as our Chief Financial Officer from January 2010 to November 2015. Mr. Gomberg served as an independent contractor pursuant to a services agreement between CFO Connect and us. He began his career as a Certified Public Accountant at Deloitte & Touche LLP. Since 2009, Mr. Gomberg has been employed by CFO Connect, a firm that provides comprehensive business management, through which he provided services to companies including Sorrento Therapeutics, Inc., a biopharmaceutical company, Transgenomic, a global biotechnology company, and PaxVax, a fully integrated specialty vaccine company. From 2006 to 2008, he served as Vice President and Chief Financial Officer of Sound Health Solutions, a weight management programs company. Mr. Gomberg also has held management positions at various early- to mid-stage technology and life science companies including DermTech International, a molecular diagnostic company, EPIC Solutions, a software solutions company, St. Bernard Software, a computer security company, and Ventura Software, a desktop publishing company. He received his B.A. from the University of Illinois and is a California Certified Public Accountant (inactive).

Angela Wilson served as our as Chief Financial Officer from November 2015 to January 2016. Ms. Wilson has over 20 years of experience providing financial, accounting and tax services to public companies in the life sciences industry. Ms. Wilson was with Ernst & Young LLP, or E&Y, for 18 years, last serving as Audit Partner from 2008 through January 2014, where she was responsible for providing audit and other business services to biotechnology clients such as Abraxis BioScience, Inc. and Peregrine Pharmaceuticals, including public offerings, business combinations, valuations, strategic business planning, systems conversions, financial reporting, Sarbanes-Oxley compliance and tax compliance and planning. At E&Y, Ms. Wilson served numerous public clients and was involved in various initial public offerings of biotechnology and health sciences companies. She has performed Audit Quality Reviews of public biotechnology companies throughout the United States. Ms. Wilson also served as E&Y’s West Leader of business resource group to promote women leaders, diversity, and inclusiveness. From October 2014 through April 2015, Ms. Wilson was with Virgin Galactic as Vice President, Finance and Controller, hired to prepare the company for an initial public offering, and also responsible for financial reporting, budgeting, forecasting, cash management, overseeing the accounting and finance department and various other areas. Ms. Wilson earned her Bachelor of Science degree in accounting from the University of Tulsa, summa cum laude, and her Masters in Business Administration from Arizona State University. She is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants, and the Southern California Biomedical Counsel.

Richard Tajak has served as our Chief Financial Officer since January 2016. Mr. Tajak has served as Chief Financial Officer of NantPharma, LLC, a specialty pharmaceutical company and wholly-owned subsidiary of NantWorks, LLC, since January 2014 and as Chief Operating Officer since June 2014. Prior to that, from July 2011 to December 2013, Mr. Tajak served as Chief Financial Officer of NantWorks, LLC. Prior to NantWorks, LLC, Mr. Tajak served as Executive Vice President and Chief Financial Officer of APP Pharmaceuticals, Inc., a $1 billion generic pharmaceutical company, from April 2008 to June 2011 after having joined the company as Senior Vice President, Finance in March 2008. Prior to that, he was Senior Vice President, Finance for the $1.5 billion North American division of Astellas Pharmaceuticals, Inc. His earlier career was at Fujisawa Healthcare/USA and Lyphomed, Inc., where he had increasing levels of responsibility in the areas of accounting, finance, SEC reporting, audit, tax, and corporate operations. Mr. Tajak holds a Bachelors degree in Finance and a Masters of Business Administration from the University of Notre Dame, and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Processes and Procedures for Executive and Director Compensation

Our compensation committee assists the board in discharging the board’s responsibilities relating to oversight of the compensation of our chief executive officer and our other executive officers, including reviewing and making recommendations to the board with respect to the compensation, plans, policies and programs for our chief executive officer and our other executive officers and administering our equity compensation plans for our executive officers and employees.

Our compensation committee annually reviews the compensation, plans, policies and programs for our chief executive officer and our other executive officers. In connection therewith, our compensation committee considers, among other things, each executive officer’s performance in light of established individual and corporate goals and objectives and the recommendations of our chief executive officer. In particular, our compensation committee considers the recommendations of our chief executive officer when reviewing base salary and incentive performance compensation levels of our executive officers and when setting specific individual and corporate performance targets under our annual incentive bonus plan for our executive officers. Our chief executive officer has no input and is not present during voting or deliberations about his compensation. Our compensation committee may delegate its authority to a subcommittee, but it may not delegate any power or authority required by agreement, law, regulation or listing standard to be exercised by the compensation committee as a whole.

Summary Compensation Table

The following table provides information regarding the compensation of our chief executive officer, and each of the next two most highly compensated executive officers during 2014, together referred to as our “named executive officers,” for 2015 and 2014, as applicable.

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)		All Other Compensation ($)		Total ($)
Patrick Soon-Shiong, M.D., FRCS (C), FACS(1)	2015	1	386,301	15,000,000	132,231,612	(8)	—		147,617,914
Chairman and Chief Executive Officer

Barry J. Simon, M.D(2)	2015	417,788	177,750	9,257,500	11,401,849		—		21,254,887

President and Chief Operating Officer	2014	443,504	465,055	—	439,281		248,265	(9)	1,596,105

Angela Wilson(3)	2015	53,000	—	599,550	—		1,300	(10)	653,850
Former Chief Financial Officer

(1)	Dr. Soon-Shiong was appointed our Chief Executive Officer (our principal executive officer) in March 2015. Prior to March of 2015, Dr. Soon-Shiong was not an employee of the Company.
(2)	Dr. Simon served as our Chief Executive Officer (our principal executive officer) from 2007 to March 2015. He has served as our President and Chief Operating Officer since March 2015.
(3)	Ms. Wilson was appointed our Chief Financial Officer in November 2015. She was not employed by the Company prior to November 2015. Ms. Wilson resigned from our company in January 2016.
(4)	Amounts in this column include payment of accrued time off in the amount of $80,147, and $22,788, for Dr. Simon for 2014 and 2015, respectively. In the third quarter of 2015 we changed our policy for paid-time off for executives; as a result, there were no payments of accrued time off for Dr. Soon-Shiong or Ms. Wilson in 2015.
(5)	This column reflects bonus payments earned in 2014 and 2015, respectively.
(6)

This column reflects the aggregate grant date fair value of restricted stock units granted to the named individuals during 2014 and 2015, computed in accordance with the provisions of ASC Topic 718. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. The actual value that may be realized is also subject to time-based vesting restrictions that require the named executive officer to continue to provide services to us.
(7)	This column reflects the aggregate grant date fair value of stock options granted to the named individuals during 2014 and 2015, computed in accordance with the provisions of ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Note 13 to our financial statements appearing in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2015. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. The actual value that may be realized is also subject to time-based vesting restrictions that require the named executive officer to continue to provide services to us.
(8)	Amount reflects adjustments related to the restatement of our financial statements for the three- and six-months ended June 30, 2015 and the three- and nine-months ended September 30, 2015. The nature and extent of the restatement related to these awards is discussed in Notes 1 and 13 to our financial statements appearing in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2015. Includes a warrant to purchase up to 17,589,250 shares of our common stock, of which 7,406,000 shares subject to the warrant vest monthly over a period of 40 months, and the remaining 10,183,250 shares subject to the warrant vest upon the satisfaction of certain performance conditions. On the grant date, none of these performance conditions were deemed probable. The maximum potential value of the performance-based portion of the warrant (assuming all performance conditions were satisfied) is $139,991,916. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options or warrants, the exercise of the stock options or warrants, or the sale of the common stock underlying such stock options or warrants.
(9)	In June 2008, we issued a secured promissory note to Dr. Simon. In March 2014, our board of directors approved the forgiveness of the principal amount and all accrued interest under the note, and paid Dr. Simon $133,159 to cover taxes incurred by Dr. Simon as a result of the forgiveness of $115,106 of indebtedness. All Other Compensation above consists of the total of the principal and interest forgiven and the tax gross up.
(10)	Includes amounts paid to Ms. Wilson for consulting services from August 31, 2015 to September 10, 2015. Ms. Wilson resigned from her position as our Chief Financial Officer on January 19, 2016.

Equity Awards to Named Executive Officers

In connection with the commencement of Dr. Soon-Shiong’s employment with us and his appointment as our Chairman and Chief Executive Officer in March 2015, and consistent with the terms of his executive employment agreement, our board of directors granted Dr. Soon-Shiong an option to purchase 1,851,500 shares of our common stock at an exercise price of $2.20 per share pursuant to the terms of our 2014 Equity Incentive Plan, or the 2014 Plan. The shares subject to the option vest in equal monthly installments over a period of four (4) years from the date of the grant, and subject to the terms of Dr. Soon-Shiong’s executive employment agreement. See “Executive Employment Agreements – Patrick Soon-Shiong” for further description of the terms of Dr. Soon-Shiong’s executive employment agreement.

IPO Equity Awards

In connection with the completion of our initial public offering, on July 27, 2015, our board of directors granted options to purchase shares of our common stock and restricted stock units representing the right to acquire shares of our common stock to each restricted stock unit that becomes vested to Drs. Soon-Shiong and Simon, pursuant to the terms of their respective executive employment agreements. Dr. Soon-Shiong was granted an option to purchase 900,000 shares of our common stock at an exercise price of $25.00 per share and 600,000 restricted stock units. Dr. Simon was granted an option to purchase 555,450 shares of our common stock at an exercise price of $25.00 per share and 370,300 restricted stock units. Fifty percent of the shares underlying each of the aforementioned equity awards were vested as of the grant date and the remaining 50% vest on the one year anniversary of the effectiveness of our registration statement, or on July 27, 2016, subject to Drs. Soon-Shiong and Simon’s continued service to the Company and are otherwise subject to the terms of our 2015 Equity Incentive Plan, or the 2015 Plan. In connection with their respective equity grants, each of Drs. Soon-Shiong and Simon entered into a standard form of option agreement and restricted stock unit agreement under our 2015 Plan.

Executive Employment Agreements

Patrick Soon-Shiong

In July 2015, we entered into an amended and restated executive employment agreement with Dr. Soon-Shiong pursuant to which he agreed to continue to serve as our Chief Executive Officer and Chairman of the board of directors in consideration for an annual base salary of $1.00 and eligibility to participate in any benefit programs and receive any perquisites and other benefits that we make available to our senior executives. Dr. Soon-Shiong’s employment agreement is for no particular term and provides for “at will” employment, provided that, if we terminate Dr. Soon-Shiong without “cause” (as such term is defined in Dr. Soon-Shiong’s employment agreement), we must provide him with sixty (60) days’ notice.

Dr. Soon-Shiong’s employment agreement provides that, in consideration of Dr. Soon-Shiong’s appointment as Chief Executive Officer, on March 24, 2015 we granted to Dr. Soon-Shiong the following equity awards:

•	An option to purchase 1,851,500 shares of our common stock at an exercise price of $2.20 per share pursuant to the terms of the Company’s 2014 Equity Incentive Plan and an option agreement between us and Dr. Soon-Shiong. Dr. Soon-Shiong’s option vests in equal monthly installments over a period of four (4) years from the date of grant. If we experience a change in control, as defined in Dr. Soon-Shiong’s employment agreement, and Dr. Soon-Shiong remains our employee through such date, the option will fully vest and become exercisable.

•	A warrant to purchase up to 17,589,250 shares of the Company’s common stock at an exercise price of $2.00 was issued to Dr. Soon-Shiong on March 24, 2015. The warrant will vest as follows: (i) 7,406,000 shares will vest monthly over a period of 40 months beginning April 1, 2015; and (ii) up to 10,183,250 shares will vest based upon achievement of certain strategic, manufacturing, clinical development and regulatory milestones.

In addition, under the terms of Dr. Soon-Shiong’s employment agreement, in connection with the completion of our initial public offering, on July 27, 2015, we granted to Dr. Soon-Shiong the following equity awards, pursuant to the terms and conditions of our 2015 Equity Incentive Plan:

•	An option to purchase 900,000 shares of our common stock with an exercise price of $25.00 per share; and

•	A grant of 600,000 restricted stock units representing the right to receive one share of our common stock for each restricted stock unit that becomes vested.

Fifty percent of the shares underlying each of the aforementioned equity awards were vested as of the grant date and the remaining 50% vest on the one year anniversary of the effectiveness of our registration statement, or on July 27, 2016, subject to Dr. Soon-Shiong’s continued employment through the applicable vesting dates. As further described below, the equity awards granted pursuant to Dr. Soon-Shiong’s employment agreement discussed above, are subject to certain accelerated vesting provisions.

Pursuant to Dr. Soon-Shiong’s employment agreement, if we terminate the employment of Dr. Soon-Shiong without “cause” or Dr. Soon-Shiong resigns for “good reason” (as such terms are defined in Dr. Soon-Shiong’s employment agreement), all of Dr. Soon-Shiong’s then-outstanding stock options and other equity awards, including the warrant discussed above, will fully vest and become exercisable, notwithstanding any time-based or milestone-based conditions or restrictions.

In the event any payment to Dr. Soon-Shiong would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), Dr. Soon-Shiong will receive a cash “gross up” payment from us.

Barry J. Simon

On January 1, 2015, we entered into an executive employment agreement with Dr. Simon pursuant to which he agreed to continue to serve as our President and Chief Executive Officer and as a member of our board of directors in consideration for an annual base salary of $395,000, subject to increases of at least 6% annually, eligibility to receive an annual performance bonus with the target amount determined as 45% of Dr. Simon’s annual base salary, and eligibility to participate in any benefit programs and receive any perquisites and other benefits that we make available to our senior executives. Dr. Simon’s employment agreement is for no particular term and provides for “at will” employment, subject to certain severance provisions as described below.

Dr. Simon’s employment agreement provides that we shall reimburse him for all reasonable travel, entertainment and other expenses incurred or paid by him in connection to his duties to us in accordance with our standard policies and procedures, provided that he will be entitled to reimbursement for business class airfare on domestic flights exceeding three (3) hours and first class airfare on all foreign flights. Dr. Simon is also entitled to “piggyback” registration rights in connection with any subsequent public offering or secondary offering of our common stock.

Under the terms of Dr. Simon’s employment agreement, in connection with the completion of our initial public offering, on July 27, 2015, we granted to Dr. Simon the following equity awards, pursuant to the terms and conditions of our 2015 Equity Incentive Plan:

•	An option to purchase 555,450 shares of our common stock at an exercise price of $25.00 per share; and

•	A grant of 370,300 restricted stock units representing the right to receive one share of our common stock for each restricted stock unit that becomes vested.

Fifty percent of the shares underlying each of the aforementioned equity awards were vested as of the grant date and the remaining 50% vest on the one year anniversary of the effectiveness of our registration statement, or on July 27, 2016, subject to Dr. Simon’s continued employment through the applicable vesting dates. These equity awards are also subject to certain accelerated vesting provisions as discussed below.

Dr. Simon’s employment agreement provides that, beginning in 2016, Dr. Simon will be eligible to receive additional annual equity grants as determined by our board of directors or its compensation committee. The annual equity grants to Dr. Simon will have a target value as of the grant date such that the sum of the aggregate target value of such annual equity grants, plus the value of Dr. Simon’s base salary and annual bonus at target, result in a total direct annual compensation opportunity for Dr. Simon of no less than $1,200,000 per year.

Dr. Simon’s employment agreement provides that, so long as Dr. Simon remains our employee, he will serve as a member of our board of directors for so long as our common stock is not publicly traded, and, following the date our common stock becomes publicly traded, subject to any requirements of applicable law, Dr. Simon will be nominated to be a member of our board of directors at each annual stockholder meeting by our board of directors. If Dr. Simon’s employment with us is terminated for any reason, his membership on our board of directors will also terminate, unless otherwise agreed in writing by us and Dr. Simon.

Pursuant to Dr. Simon’s employment agreement, if we terminate the employment of Dr. Simon other than for death, “disability,” or “cause” or Dr. Simon resigns for “good reason” (as such terms are defined in Dr. Simon’s employment agreement), and, within 60 days following his termination, Dr. Simon executes a release of claims in our favor and a mutual non-disparagement agreement with a three (3) year term, Dr. Simon is entitled to receive (i) any unpaid annual bonus with respect to the calendar year ending on or preceding the date of termination, which will be payable at the time such bonuses would have been paid if Dr. Simon were still employed with us, (ii) a lump sum payment equal to two (2) times the sum of (A) Dr. Simon’s base salary as in effect on the date of termination, plus (B) the highest of (x) Dr. Simon’s annual bonus paid for the year preceding the year of termination, (y) Dr. Simon’s annual bonus paid at target for the year in which the termination occurs, and (z) Dr. Simon’s base salary in effect at the time of termination, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for Dr. Simon and his respective dependents for up to eighteen (18) months, (iv) with respect to Dr. Simon’s stock option to purchase 370,300 shares of our common stock granted on December 18, 2014, or the Existing Equity Award, all shares subject to the Existing Equity Award will fully vest and become exercisable, and the Existing Equity Award will remain outstanding and exercisable (to the extent not already exercised) for a period of three (3) years measured from the date of Dr. Simon’s termination of employment, and (v) with respect to all equity awards granted to Dr. Simon following January 1, 2015, including the equity awards granted in connection with our initial public offering, Dr. Simon (A) will receive twenty-four (24) months of vesting acceleration on the time-based vesting component of such equity awards, (B) will be eligible to vest with respect to any performance-based component of such awards if the performance criteria are satisfied within twenty-four (24) months following Dr. Simon’s termination of employment, and (C) such equity awards will remain outstanding and exercisable (to the extent not already exercised) for a period of three (3) years measured from the date of Dr. Simon’s termination of employment.

Pursuant to Dr. Simon’s employment agreement, if, within the one (1) month period prior to or at any time following a “change of control” (as such term is defined in Dr. Simon’s employment agreement) we terminate the employment of Dr. Simon other than for death, “disability,” or “cause” or Dr. Simon resigns for “good reason” (as such terms are defined in Dr. Simon’s employment agreement), and, within 60 days following his termination, Dr. Simon executes a release of claims in our favor and a mutual non-disparagement agreement with a three (3) year term, Dr. Simon is entitled to receive (i) any unpaid annual bonus with respect to the calendar year ending on or preceding the date of termination, which shall be payable at the time such bonuses would have been paid if Dr. Simon were still employed with us, (ii) a lump sum payment equal to three (3) times the sum of (A) Dr. Simon’s base salary as in effect on the date of termination, plus (B) the highest of (x) Dr. Simon’s annual bonus paid for the year preceding the year of termination, (y) Dr. Simon’s annual bonus paid at target for the year in which the termination occurs, and (z) Dr. Simon’s base salary in effect at the time of termination, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for Dr. Simon and his respective dependents for up to eighteen (18) months and (iv) all shares subject to the Existing Equity Award and equivalent to all equity awards granted to Dr. Simon following January 1, 2015, including the equity awards granted in connection with our initial public offering, (A) such equity awards will become fully vested and exercisable, and (B) such equity awards will remain outstanding and exercisable (to the extent not already exercised) for a period of three (3) years measured from the date of the later of Dr. Simon’s termination of employment or the change of control.

In the event any payment to Dr. Simon would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), Dr. Simon will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that we pay him a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

Angela Wilson

On October 19, 2015, we entered into an employment agreement with Ms. Wilson, pursuant to which she agreed to serve as our Chief Financial Officer in consideration for an annual base salary of $275,000, eligibility to participate in our annual bonus program, with a target bonus amount equal to forty-five percent (45%) of her then-current annual base salary, and eligibility to participate in our employee benefit plans and programs, including any savings or profit sharing plans, deferred compensation plans, equity incentive plans, and health, disability, insurance and other plans made available generally to our senior executives. Additionally, we granted Ms. Wilson 35,000 restricted stock units representing the right to receive one share of our common stock for each restricted stock unit that becomes vested, under the our 2015 Equity Incentive Plan, of which fifty percent

(50%) will vest on the second (2nd) anniversary of the vesting commencement date and the remaining fifty percent (50%) will vest on the fourth (4th) anniversary of the vesting commencement date, in each case subject to Ms. Wilson’s continued employment on those dates.

In the event that Ms. Wilson is terminated without “cause” (as defined in her employment agreement), within twenty-four (24) months following October 19, 2015, or the Effective Date, the Company will pay Ms. Wilson a single cash payment equal to six (6) months of her then-current salary, less applicable withholding and conditioned upon Ms. Wilson signing a release of claims in favor of and satisfactory to the Company.

On January 19, 2016, Ms. Wilson resigned from her position as our Chief Financial Officer, citing personal reasons. We do not have any ongoing compensation obligations to Ms. Wilson at this time.

Merger or Change of Control

2015 Equity Incentive Plan

Our 2015 Equity Incentive Plan, or the 2015 Plan, provides that in the event of a merger or change in control, as defined under the 2015 Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time.

2014 Equity Incentive Plan

Our 2014 Executive Incentive Plan, or the 2014 Plan, provides that in the event of a merger or change in control, as defined in the 2014 Plan, each then-outstanding option and stock appreciation right will automatically become fully vested, all restricted shares then outstanding will automatically fully vest free of restrictions, and each other award granted under the 2014 Plan that is then outstanding will automatically become vested and payable to the holder of such award unless the administrator has made appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the change in control. Notwithstanding the foregoing, the administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a change in control (or upon any other event or other circumstance related to the change in control, such as an involuntary termination of employment occurring after such change in control, as the administrator may determine), irrespective of whether such any such award has been substituted, assumed, exchanged or otherwise continued pursuant to the change in control.

Any award that has been accelerated in connection with a change in control pursuant to the preceding paragraph will terminate upon such event, subject to any provision made by the administrator for the survival, substitution, assumption, exchange, or other continuation of such award. Holders of options and stock appreciation rights will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding awards. The administrator may make provision for payment in cash or property or both in respect of awards terminated in connection with a change in control.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table sets forth certain information concerning outstanding equity awards for our named executive officers at December 31, 2015:

Name and Position	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units that have not vested		Market Value of Shares or Units that have not vested(1)
Patrick Soon-Shiong, M.D., FRCS (C), FACS .	347,156	(2)	1,504,344	$2.20	3/24/2019
Chairman and Chief Executive Officer	8,331,750	(3)	1,851,500	$1.9984	3/24/2019
	1,666,350	(4)	5,739,650	$1.9984	3/24/2019
	450,000	(5)	450,000	$25.00	7/27/2025
						300,000	(6)	$5,199,000

Barry J. Simon, M.D	128,181	(7)	128,181	$1.75	12/18/2024
President and Chief Operating Officer	220,637	(8)	260,753	$1.9984	2/16/2025
	277,725	(9)	277,725	$25.00	7/27/2025
						185,150	(10)	$3,208,650

Angela Wilson						35,000	(11)	$606,500
Former Chief Financial Officer

(1)	Market value of the unvested restricted stock units identified in this column is based on a closing price of $17.33 per share of the Company’s common stock as of December 31, 2015.
(2)	One forty-eighth (1/48th) of the shares subject to the option vest monthly beginning on March 24, 2015, subject to Dr. Soon-Shiong’s continued service through each vesting date.
(3)	Warrant to purchase up to 17,589,250 shares of our common stock issued March 24, 2015. Of the shares subject to the warrant, 10,183,250 shares vest based upon the achievement of certain strategic, manufacturing, clinical development and regulatory milestones. As of December 31, 2015, 8,331,750 shares subject to the warrant had vested as a result of the achievement of certain milestones.
(4)	With respect to the remaining 7,406,000 shares subject to the warrant described in note (3) above, one fortieth (1/40th) of these shares vest monthly beginning on April 1, 2015.
(5)	Subject to Dr. Soon-Shiong’s continued service through each vesting date, 50% of the shares subject to the option vested on July 27, 2015, and the remaining 50% vest on July 27, 2016.
(6)	Subject to Dr. Soon-Shiong’s continued service through each vesting date, 50% of the restricted stock units vested on July 27, 2015, and the remaining 50% vest on July 27, 2016.
(7)	One twenty-fourth (1/24th) of the shares subject to the option vest monthly beginning on December 18, 2014, subject to Dr. Simon’s continued service through each vesting date. Excludes 56,969 shares subject to the option which Dr. Simon exercised in 2015.
(8)	One twenty-fourth (1/24th) of the shares subject to the option vest monthly beginning on January 16, 2015, subject to Dr. Simon’s continued service through each vesting date.
(9)	Subject to Dr. Simon’s continued service through each vesting date, 50% of the shares subject to the option vested on July 27, 2015, and the remaining 50% vest on July 27, 2016.
(10)	Subject to Dr. Simon’s continued service through each vesting date, 50% of the restricted stock units vested on July 27, 2015, and the remaining 50% vest on July 27, 2016.
(11)	Subject to Ms. Wilson’s continued service through each vesting date, 50% of the restricted stock units will vest on November 10, 2017, and the remaining 50% vest on November 10, 2019, subject to Ms. Wilson’s continued service through each vesting date. Ms. Wilson resigned from her position as our Chief Financial Officer on January 19, 2016.

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) savings plan to our employees, including our current named executive officers, as discussed in the section below entitled “401(k) Savings Plan.”

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances and as noted in the Summary Compensation Table above. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Savings Plan

We maintain a tax-qualified retirement plan that provides eligible employees, including named executive officers, with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax and after-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The Company, in its sole discretion, may make certain contributions to the plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions, if any, are deductible by us when made.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2015. All outstanding option awards relate to our common stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2014 Equity Incentive Plan(1)	24,911,693	$1.84	—
2015 Equity Incentive Plan(2)	2,973,626	$12.24	2,126,682
Equity compensation plans not approved by security holders:	—	—	—

Total	27,885,319	$3.12	2,126,682

(1)	Other than shares underlying equity awards previously granted under our 2014 Equity Incentive Plan, or 2014 Plan, no additional shares are available for issuance under the 2014 Plan.
(2)

The number of shares reserved for issuance under Our 2015 Equity Incentive Plan, or 2015 Plan, also includes shares reserved but not issued under the 2014 Plan, and shares subject to stock options or similar awards granted under the 2014 Plan that expire or terminate without having been exercised in full and shares issued pursuant to awards granted under the 2014 Plan that are forfeited to or repurchased by us (provided that the maximum number of shares that may be added to the 2015 Plan pursuant to this sentence is 9,197,066 shares). In addition, if an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited or repurchased due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under our 2015 Plan. With respect to stock appreciation rights, the net shares issued will cease to be available under the 2015 Plan and all remaining shares will remain available for future grant or sale under the 2015 Plan. Shares used to pay the exercise price of an award or satisfy the tax withholding obligations related to an award will become available for future grant or sale under our 2015 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under our 2015 Plan.
(3)	Weighted average exercise price of outstanding awards excludes restricted stock units granted under the 2014 and 2015 Plans.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transactions

The following is a summary of transactions since January 1, 2015 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement titled “Executive Compensation.”

Sorrento Investments

In December 2014, we entered into a subscription and investment agreement, or the Sorrento Subscription Agreement, and a registration rights agreement, or the Sorrento Registration Rights Agreement, with Sorrento Therapeutics, Inc., or Sorrento, relating to the private placement of our common stock. In the private placement, we issued to Sorrento an aggregate of 4,557,537 shares of our Class A common stock at a price of $1.76 per share in two separate tranches that closed on December 16, 2014 and December 18, 2014. On December 23, 2014, we entered into a First Amendment to the Sorrento Subscription Agreement, or the Amended Sorrento Subscription Agreement, with Sorrento pursuant to which we issued 1,060,789 shares of our common stock, or the Third Tranche Shares, to Sorrento at a price of $1.89 as the third tranche in the series of investments contemplated by the Sorrento Subscription Agreement. We received aggregate gross proceeds of $10.0 million from Sorrento’s investments.

Pursuant to the Amended Sorrento Subscription Agreement, Sorrento shall have the right to designate one director to our board of directors for so long as Sorrento, directly or indirectly, owns more than 462,875 shares of the issued and outstanding shares of our Class A common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions. Dr. Henry Ji, who is the Chief Executive Officer, President and a director of Sorrento, was selected by Sorrento to hold this board seat. The Sorrento director nominee shall be nominated and recommended for election to the board of directors by our board of directors or a duly authorized committee thereof, subject to any applicable limitations imposed by the DGCL, the board of directors’ fiduciary duties to our stockholders and any other applicable law. Sorrento’s right to have a designee nominated or appointed to serve on our board of directors shall automatically terminate whenever Sorrento owns less than 462,875 shares of our issued and outstanding shares of common stock.

If at any time that Sorrento owns more than 462,875 of the issued and outstanding shares of our Class A common stock and does not have a designee serving as a member of our board of directors, Sorrento shall have the right to designate one individual to attend all board meetings as an observer in a non-voting capacity and its designee shall receive a copy of all materials provided to our board members, subject to customary conflict of interest and confidentiality considerations.

Pursuant to a Schedule 13D filed by Cambridge on December 21, 2015, Cambridge beneficially owns 1,724,138 shares of Sorrento, representing 4.4% of Sorrento and Dr. Soon-Shiong, our Chairman, Chief Executive Officer and one of our directors, may beneficially own 9,786,137shares or 22.3%, of Sorrento, which includes the 1,724,138 shares held by Cambridge, of which Dr. Soon-Shiong is the sole member of its general partner, 7,188,061 shares held by the Chan Soon-Shiong Family Foundation, which Dr. Soon-Shiong controls, and an additional 873,938 shares of common stock of Sorrento, which Dr. Soon-Shiong purchased on the open market.

Sorrento Registration Rights

Under the terms of the Sorrento Registration Rights Agreement, we have provided Sorrento with a right to demand registration of the Third Tranche Shares. We have also granted to Sorrento and the other purchasers under the Sorrento Subscription Agreement “piggyback” registration rights exercisable at any time that allow them to include the shares of our common stock that they own in any public offering of equity securities initiated by us for our own account or the account of others (other than those public offerings pursuant to registration statements on forms that do not permit registration for resale by them). These “piggyback” registration rights are not available with respect to any shares of our Class A common stock held by Sorrento or the purchasers which are eligible for resale pursuant certain exemptions from registration under the Securities Act or that are the subject of a then-effective registration statement. Sorrento agreed to waive its registration rights with respect to our IPO in July 2015.

Sorrento Joint Development and License Agreement

On December 18, 2014, contemporaneously with the closing of Sorrento’s second tranche of investment in us, we entered into a joint development and license agreement with Sorrento to exclusively collaborate on the development and commercialization of therapeutic applications of certain effector cell lines as may be agreed between the parties, which exclusivity extends to certain rights of each party included in each agreed collaboration. Pursuant to this agreement, the parties have agreed to use certain of our NK-92 cells exclusively with Sorrento’s CARs and certain other CARs not excluded under the agreement to develop and commercialize joint products as may be agreed between the parties. To fund our joint research and development efforts, Sorrento has agreed to make research credit payments that are not material in each of December 2015 and 2016, which amounts would be reduced by certain expenses for which we are responsible under the agreement. The research credit payments will be paid in the form of full-time employee expense credits by Sorrento, for our portion of any development costs, and a laboratory credit for maintaining a laboratory on Sorrento’s premises. Each joint product developed by the parties will be driven by one party, as mutually agreed upon by a designated steering committee comprised of three representatives from each party. That designated party, in each circumstance, will initiate and control development, testing, regulatory approval, commercialization, and, subject to certain conditions, out-licensing of the applicable joint product, and will bear all costs associated with the development of the joint cell line or joint product, including any costs associated with obtaining any necessary rights to third party intellectual property, unless the other party shares in such costs. Revenues generated from each joint cell line or joint product will be apportioned between Sorrento and us, depending upon the stage of development and each party’s contribution towards the development costs. As of the date hereof, the parties have not yet agreed upon any projects under the joint development and license agreement; therefore Sorrento has no rights to use our NK cells or other technologies or intellectual property rights or to begin related research, development or commercialization activities and we are free to pursue, and are actively pursuing, research, development and commercialization activities with antibodies that may bind to various targets, including PDL1, ROR-1, CD33 and CD123. The agreement expires upon later of the completion of the series of our collaborative research and development efforts or three years. We and Sorrento each have the right to terminate the agreement and the licenses granted thereunder if the other party is dissolved or is declared bankrupt or insolvent or remains in default of any material obligations following a sixty day cure period to remedy the default.

Cambridge Investment

On December 23, 2014, we entered into a subscription and investment agreement, or the Cambridge Subscription Agreement, a registration rights agreement, or the Cambridge Registration Rights Agreement, and a reclassification agreement, or the Reclassification Agreement, with Cambridge, relating to the private placement of our Class A common stock. In the private placement, we issued to Cambridge an aggregate of 25,191,473 shares of Class A common stock at a price of $1.89. We received aggregate gross proceeds of $47.5 million from Cambridge’s investment.

Cambridge agreed in the Cambridge Subscription Agreement that, until the earlier of the consummation of our IPO and December 23, 2015, neither it nor any of its affiliates shall acquire, including by way of the acquisition of control of another entity, beneficial ownership of any shares of our common stock which, when aggregated with all of the other shares of our common stock beneficially owned by Cambridge and its affiliates, would cause the total number of shares of our common stock beneficially owned by Cambridge and its affiliates to exceed 49.9% of our outstanding shares of common stock. The Cambridge Subscription Agreement was amended pursuant to a letter agreement dated January 20, 2015, to remove the limitation on Class A common stock beneficially owned by Cambridge in exchange for Cambridge agreeing to vote its shares in favor of certain matters approved by a majority of our board of directors.

On June 18, 2015, we entered into a letter agreement with Cambridge, which we refer to as the Cambridge Nominating Agreement. Pursuant to the Cambridge Nominating Agreement, Cambridge shall have the right to designate one director to our board of directors for so long as Cambridge and/or its affiliates directly own more than 20% of the issued and outstanding shares of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions. Dr. Soon-Shiong, who controls the entity that is the general partner of Cambridge and has the sole power to vote or direct to vote and the sole power to dispose or direct the disposition, was selected by Cambridge to hold this board seat. The Cambridge director nominee shall be nominated and recommended for election to the board of directors by our nominating committee, or by our board of directors or other duly authorized committee, subject to any applicable limitations imposed by the DGCL, the Board of Directors’ fiduciary duties to our stockholders and any other applicable law. Cambridge’s right to have a designee nominated or appointed to serve on our board of directors shall automatically terminate whenever Cambridge owns less than 20% of our issued and outstanding shares of common stock.

Pursuant to the Reclassification Agreement, we agreed together with Cambridge, Bio IP Ventures, LLC, or Bio IP, and Bonderman Family Limited Partnership subject to the effectiveness of certain transactions, to take all necessary actions and to vote such shares necessary to convert all of our issued and outstanding shares of Series B preferred stock be converted into Class A common stock, all of our issued and outstanding Series C preferred stock be converted into Class B common stock, and to reclassify all of our Series B preferred stock, Series C preferred stock and Class B common stock into our Class A common stock by filing an amendment to our certificate of incorporation.

Cambridge Registration Rights

Under the terms of the Cambridge Registration Rights Agreement, we have provided Cambridge with a right to demand registration of the shares of common stock issued under the Cambridge Subscription Agreement. We have also granted to Cambridge “piggyback” registration rights exercisable at any time that allow them to include the shares of our common stock that they own in any public offering of equity securities initiated by us for our own account or the account of others (other than those public offerings pursuant to registration statements on forms that do not permit registration for resale by them). These “piggyback” registration rights are not available with respect to any shares of our common stock held by Cambridge which are eligible for resale pursuant certain exemptions from registration under the Securities Act or that are the subject of a then-effective registration statement. Cambridge agreed to waive its registration rights with respect to our IPO in July 2015.

Reclassification Agreement

On December 23, 2014, we entered into reclassification agreement, or the Reclassification Agreement, with Bio IP, Cambridge and Bonderman Family Limited Partnership pursuant to which the parties thereto agreed to vote all their shares of Class A common stock and Series B preferred stock in favor of an amendment to our certificate of incorporation that effectuated the conversion of all of our outstanding Series B preferred stock, Series C preferred stock and Class B common stock into shares of our Class A common stock at a conversion rate of 1 to 1 for the Series C preferred stock and Class B common stock, and a conversion rate of 5,132.548 to 1 for our Series B preferred stock.

Acquisition of Inex Bio

On March 1, 2012, Barry J. Simon, M.D., our President, Chief Operating Officer, and one of our directors, was appointed to the board of directors of Inex Bio, Inc., or Inex Bio, a Republic of Korea company.

In April 2012, we entered into a License Agreement, or the Inex License Agreement, with Inex Bio. Under the Inex License Agreement, we provided Inex Bio with an exclusive license to the Company’s technology to be used in products only in certain Asian countries. In exchange for the Inex License Agreement, we received a $300,000 up-front license fee. In addition, we were entitled to receive milestone payments of up to $775,000 based upon the completion of certain clinical trials and a 5% royalty on the net sales of applicable products using our aNK cells. No milestone payments were due or received for the years ended December 31, 2013 or 2014.

In May 2012, we acquired 57,000 shares of Inex Bio for $248,541, which represented 22.2% of the outstanding shares and 17.4% of the fully-diluted shares of Inex Bio.

On March 30, 2015, we entered into a Stock Purchase Agreement with InexBio Holdings, LLC and certain other parties, or the purchase agreement, pursuant to which we acquired all the remaining outstanding shares of Inex Bio not previously owned by us for cash consideration of $8.0 million and the issuance of 3,202,593 warrants to purchase our Class A common stock with an exercise price of $2.00 per share. Cambridge, an entity in which Dr. Soon-Shiong, our chief executive officer and one of our directors, is the sole member of its general partner, and Eragon Ventures, LLC, an entity of which Dr. Ji was a managing member, each owned fifty percent (50%) of InexBio Holdings, LLC. At the time of our acquisition of the remaining shares of Inex Bio, Dr. Simon, our chief operating officer and one of our board members, was on the board of directors of Inex Bio. Subsequent to the closing of the transaction, InexBio Holdings, LLC exercised its warrant issued pursuant to the transaction and received 2,609,520 shares of our Class A common stock.

Agreements with Affiliates of NantWorks

Our chairman and chief executive officer, Dr. Soon-Shiong, founded and has a controlling interest in NantWorks, LLC, or NantWorks, which is a collection of multiple companies in the healthcare and technology space. We have entered into arrangements with certain affiliates of NantWorks described below that, taken together, we expect will facilitate the development of new genetically modified NK cells for our product pipeline.

Genomic and Proteomic Services Agreement with NantOmics, LLC

In June 2015, we entered into an agreement with NantOmics, LLC, or NantOmics, to obtain genomic sequencing and proteomic analysis services, as well as related data management and bioinformatics services, exclusively from NantOmics. We will have rights to use the data and results generated from NantOmics’ services in connection with the performance of the particular oncology trial with respect to which the services were performed, but NantOmics will own the data and results, as well as any other intellectual property it creates in performing these services for us. We are obligated to pay NantOmics a fixed, per sample fee, determined based on the type of services being provided. The agreement has an initial term of five years and renews automatically for successive one year periods, unless terminated by us or NantOmics. We and NantOmics have the right to terminate the agreement for convenience on 90 days prior written notice, or in the event there is a material, uncured breach of the agreement by the other party.

Agreement with NanoCav, LLC

In June 2015, we entered into an agreement with NanoCav, LLC, or NanoCav, pursuant to which we obtained access to NanoCav’s virus-free cell transfection technologies on a non-exclusive basis. Under the agreement, NanoCav will conduct certain, mutually-agreed feasibility studies, on a fee for service basis, to evaluate the use of its cell transfection technologies with our aNK cells. We may elect to obtain NanoCav’s cell transfection equipment, and rights to its associated protocols and other intellectual property, for use only for pre-clinical research, or also for use in clinical and commercial applications. If we choose to qualify the equipment and technologies for cGMP use with our products, we are obligated to pay NanoCav an annual license fee, which is determined based upon whether we elect to use NanoCav’s technologies for pre-clinical purposes only, or also for clinical and commercial purposes. In addition, if we use the equipment for clinical and commercial purposes, we are obligated to pay an equipment fee on a cost-plus basis. We are also obligated to purchase any consumables we require to use with the NanoCav technologies from NanoCav, and to pay for those consumables on a cost-plus basis. The agreement has an initial term of five years and renews automatically for successive one year periods, unless terminated. We have the right to terminate the agreement for convenience on 90 days prior written notice, and both NanoCav and us may terminate if there is a material, uncured breach of the agreement by the other party.

Supply Agreement with NantCell, Inc.

In June 2015, we also entered into a supply agreement with NantCell, Inc., or NantCell, pursuant to which we have the right to purchase NantCell’s proprietary bioreactors, made according to specifications we mutually agree with NantCell, in such quantities as we may require from time to time during the term of the agreement. We also have the right to purchase reagents and consumables associated with such equipment from NantCell. We made a non-refundable upfront payment to NantCell which is creditable against our future equipment purchases under the agreement. We are also obligated to pay for any equipment and consumables we purchase from NantCell on a cost-plus basis. The agreement has an initial term of five years and renews automatically for successive one year periods unless terminated by us or NantCell. We and NantCell have the right to terminate the agreement for convenience on 90 days prior written notice, or in the event there is a material, uncured breach of the agreement by the other party.

Shared Services Agreement with NantWorks, LLC

On November 10, 2015, we entered into a Shared Services Agreement with Nantworks, pursuant to which Nantworks will provide the following corporate, general and administrative and other support services to the Company and its subsidiaries: human resources and administration management; legal and compliance; finance and risk management; information technology and cloud services; facilities, procurement and travel; investor relations; manufacturing support and strategy; regulatory and clinical trial support and strategy; and corporate development and strategy. The Company will be charged for the services at cost plus reasonable allocation for indirect costs that relate to the employees providing the services. The Shared Services Agreement is effective as of August 1, 2015. The Company has paid approximately $1.3 million for services and related costs under the Shared Services Agreement incurred during the year ended December 31, 2015.

Facility License Agreement with NantWorks

Also on November 10, 2015, we entered into a Facility License Agreement with NantWorks for office space in Culver City, California, a portion of which is to be converted to a research and development laboratory and a Good Manufacturing Practices, or GMP, laboratory. The space consists of approximately ten offices and lab space on the ground floor for research and development and manufacturing containing approximately 9,500 square feet of floor area. The Company is responsible for costs to build out the laboratories. The term of the license extends through December 31, 2020. The Company has the option to extend the license through December 31, 2023. The monthly license fee is $47,000 with annual increases of 3% beginning in January 2017. The Facility License Agreement is effective as of May 22, 2015.

Indemnification of Officers and Directors

In connection with our IPO, we entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Related Person Transactions Policy

In connection with our IPO, we adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related person transactions.”

For purposes of our policy only, a “related person transaction” is a past, present or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Various transactions are not covered by this policy, including transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person, equity and debt financing transactions with a related person that are approved by our audit committee, and other transactions not otherwise required to be disclosed under Item 404 of Regulation S-K. A “related person,” as determined since the beginning of our last fiscal year, is any executive officer, director or nominee to become director, a holder of more than 5% of our common stock, including any immediate family members of such persons. Any related person transaction may only be consummated if approved by our audit committee in accordance with the policy guidelines set forth below.

Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our audit committee for review and approval during its first regularly scheduled committee meeting. In considering related person transactions, our audit committee takes into account the relevant available facts and circumstances including, but not limited to whether the terms of such transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 22, 2016 by:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based on an aggregate of 81,954,142 shares of our common stock outstanding as of April 22, 2016.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable on or before June 21, 2016, which is 60 days after April 22, 2016. These shares are deemed to be outstanding and beneficially owned by the person holding those options and warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address of each of the individuals and entities named in the table below is c/o NantKwest, Inc., 9920 Jefferson Boulevard, Culver City, California 90232. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Cambridge Equities, LP(1)	41,025,814	50.05%
Sorrento Therapeutics, Inc.(2)	5,618,326	6.86%
Bonderman Family Limited Partnership(3).	4,485,495	5.47%

Directors and Named Executive Officers:
Patrick Soon-Shiong, M.D., FRCS (C), FACS(4)	53,248,942	56.73%
Barry J. Simon, M.D.(5)	4,121,687	4.98%
Angela Wilson.(6)	3,675	*
Richard Tajak(7)	—	*
Steve Gorlin(8)	1,408,149	1.70%
Richard Kusserow(9)	370,300	*
John T. Potts, Jr., M.D.(10)	370,300	*
John C. Thomas, Jr.(11)	349,675	*
Michael Blaszyk(12)	—	*
All directors and executive officers as a group (9 persons)	59,872,727	73.06%

(1)

Consists of (i) 41,016,557 shares held by Cambridge Equities, LP, or Cambridge Equities, and (ii) 9,257 shares that may be acquired pursuant to exercise of warrants held of record within 60 days of April 22, 2016, by Cambridge Equities. MP 13 Ventures, LLC, or MP 13 Ventures, is the general partner of Cambridge Equities and may be deemed to have beneficial ownership of the shares held by Cambridge Equities. Dr. Soon-Shiong, our Chairman and Chief Executive Officer and a member of our board of directors, is the sole member of MP 13 Ventures, and has voting and dispositive power over the shares held by Cambridge Equities. The address for Cambridge Equities is 9920 Jefferson Boulevard, Culver City, California 90232.
(2)	Based on information set forth in a Schedule 13G filed with the SEC by individuals or entities affiliated with Sorrento Therapeutics, Inc., or Sorrento, on February 17, 2016, these shares consist of 5,618,326 shares held by Sorrento, a publicly traded company on the NASDAQ Capital Market. Henry Ji, M.D., a former member of our board of directors, is a co-founder, president, chief executive officer and director of Sorrento. Dr. Ji may be deemed to have voting and dispositive power over the shares held by Sorrento. Dr. Ji resigned from our board of directors effective December 31, 2015. The address for Sorrento is 6042 Cornerstone Court West, Suite B, San Diego, California 92121.
(3)	Based on a Schedule 13G filed with the SEC by individuals or entities affiliated with Bonderman Family Limited Partnership on February 12, 2016, these shares consist of 4,485,495 shares held by Bonderman Family Limited Partnership. Bond Management GP, LLC, is the general partner of Bonderman Family Limited Partnership and may be deemed to have beneficial ownership of the shares held by Bonderman Family Limited Partnership. Clive Bode, the sole member of Bond Management GP, LLC, and Wildcat Capital Management, LLC, a registered investment advisor, each have voting and dispositive power over the shares held by Bonderman Family Limited Partnership. The address for Bonderman Family Limited Partnership is 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(4)	Consists of (i) 41,016,557 shares held by Cambridge Equities disclosed in note (1) above, (ii) 9,257 shares that may be acquired pursuant to exercise of warrants held of record within 60 days of April 22, 2016, by Cambridge Equities disclosed in note (1) above, (iii) 990,021 shares issuable upon the exercise of options that are exercisable within 60 days of April 22, 2016, by Dr. Soon-Shiong, and (iv) 10,923,850 shares that may be acquired pursuant to the exercise of warrants held of record within 60 days of April 22, 2016, by Dr. Soon-Shiong.
(5)	Consists of (i) 3,282,221 shares held by Dr. Simon and members of his immediate family, and (ii) 839,466 shares issuable upon the exercise of options that are exercisable within 60 days of April 22, 2016, by Dr. Simon.
(6)	Consists of 3,675 shares held of record by Ms. Wilson. Ms. Wilson resigned from her position as our Chief Financial Officer on January 19, 2016.
(7)	Mr. Tajak was appointed our interim Chief Financial Officer on January 20, 2016.
(8)	Consists of (i) 405,713 shares held by Mr. Gorlin, (ii) 221,720 shares held by Mr. Gorlin’s spouse, and (iii) 780,716 shares issuable upon the exercise of options that are exercisable within 60 days of April 22, 2016.
(9)	Consists of 370,300 shares held jointly by Mr. Kusserow and his spouse.
(10)	Consists of (i) 100,000 shares held by Dr. Potts, and (ii) 270, 300 shares issuable upon the exercise of options that are exercisable within 60 days of April 22, 2016.
(11)	Consists of (i) 58,064 shares held by Mr. Thomas, (ii) 13,886 shares held in the name of the estate of Mr. Thomas’ spouse, and (iii) 277,725 shares issuable upon the exercise of options exercisable within 60 days of April 22, 2016.
(12)	Mr. Blaszyk was appointed to our board of directors on July 10, 2015.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2015 except that: (i) Mr. Blaszyk did not timely file his initial Form 3; (ii) the grant of equity awards to Dr. Soon-Shiong and Dr. Simon in connection with our initial public offering on July 27, 2015, were inadvertently reported late in Form 4s filed on August 4, 2015 and August 5, 2015, respectively; and (iii) gifts of common stock on August 15, 2015 and August 31, 2015 by Mr. Thomas were inadvertently reported late in a Form 4 filed on March 8, 2016.

Fiscal Year 2015 Annual Report

Our financial statements for our fiscal year ended December 31, 2015 are included in our 2015 Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 30, 2016, or our Annual Report, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our Annual Report are posted on our website, www.nantkwest.com, under the investors tab and at the website of the SEC, at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to NantKwest, Inc., 9920 Jefferson Boulevard, Culver City, California 90232, Attention: Corporate Secretary.

Company Website

We maintain a website at www.nantkwest.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing NantKwest’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Directions to Annual Meeting

To obtain directions to our annual meeting, to be held at the Ritz-Carlton, Marina del Rey, 4375 Admiralty Way, Marina del Rey, California 90292, please visithttp://www.ritzcarlton.com/en/hotels/california/marina-del-rey. Parking is available for a fee at the hotel.

PROPOSALS OF STOCKHOLDERS FOR 2017 ANNUAL MEETING

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary so that they are received at our principal executive offices not later than the close of business (5:30 p.m. Pacific Time) on January 4, 2017. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before our 2017 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2017 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our corporate secretary at our principal executive offices not less than 45 days and not more than 75 days before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any written notice given by a stockholder pursuant to these provisions of our bylaws must be received by our corporate secretary at our principal executive offices:

•	not earlier than February 18, 2017, and

•	not later than March 20, 2017.

In the event that we hold our 2017 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2016 annual meeting, then such written notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

To be in proper written form, a stockholder’s notice and/or proposals must include the specified information concerning the proposal or nominee as described in our bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Notices and/or proposals should be addressed to:

NantKwest, Inc.

Attention: Corporate Secretary

9920 Jefferson Boulevard

Culver City, California 90232

Tel: (310) 883-1300

For information on how to access our bylaws, please see the section entitled “Availability of Bylaws,” and for additional information regarding stockholder recommendations for director candidates, please see the section entitled “Board of Directors and Corporate Governance – Stockholder Recommendations for Nominations to our Board of Directors.”

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We know of no other matters to be submitted at the 2016 annual meeting. If any other matters properly come before the 2016 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2016 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Culver City, California

April 27, 2016

NANTKWEST, INC.

2016 ANNUAL MEETING OF STOCKHOLDERS

Date:	June 15, 2016
Time:	10:00 A.M. (Pacific Time)
Place:	The Ritz-Carlton, Marina del Rey, 4375 Admiralty Way, Marina del Rey, California 90292

Please make your marks like this: ☒ Use dark black pencil or pen only
The Board of Directors Recommends a Vote FOR all of the nominees listed and FOR proposal 2.

1:	Election of Directors				Directors
		For		Withhold	Recommend ê
	01 Patrick Soon-Shiong	☐		☐	For
	02 Barry J. Simon	☐		☐	For
	03 Steve Gorlin	☐		☐	For
	04 Michael Blaszyk	☐		☐	For
	05 Richard Kusserow	☐		☐	For
	06 John T. Potts, Jr.	☐		☐	For
	07 John C. Thomas, Jr.	☐		☐	For

		For	Against	Abstain
2:	To ratify the selection of Mayer Hoffman McCann P.C. as NantKwest’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016.	☐	☐	☐	For

3:	To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR PROPOSAL 2.

Authorized Signatures - This section must be
completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

NANTKWEST, INC.

2016 Annual Meeting of Stockholders

Wednesday, June 15, 2016

This proxy is being solicited by the Board of Directors

INTERNET	VOTE BY:	TELEPHONE

Go To www.proxypush.com/NK • Cast your vote online. • View Meeting Documents.		866-249-5381
	OR	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Patrick Soon-Shiong, Barry J. Simon, and Charles C. Kim, and each of them as proxies for the undersigned, with full power of substitution them to vote all the shares of common stock of NantKwest, Inc., the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders of NantKwest, Inc., which is being held at the Ritz-Carlton, Marina del Rey, located at 4375 Admiralty Way, Marina del Rey, California 90292, at 10:00 a.m., Pacific Time, and any adjournment thereof upon the matters specified herein and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

All votes must be received by 11:59 P.M., Eastern Time, June 14, 2016.

PROXY TABULATOR FOR
NANTKWEST, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — NantKwest, Inc.

2016 Annual Meeting of Stockholders

June 15, 2016, 10:00 a.m., Pacific Time

This Proxy is Solicited by the Board of Directors for use at the 2016

Annual Meeting on June 15, 2016

The undersigned appoints Patrick Soon-Shiong, Barry J. Simon, and Charles C. Kim, and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of NantKwest, Inc., the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders of NantKwest, Inc., to be held at the Ritz-Carlton, Marina del Rey, 4375 Admiralty Way, Marina Del Rey, California 90292, on Wednesday, June 15, 2016 at 10.00 a.m., Pacific Time, or any adjournments thereof.

This proxy, when properly executed, and timely returned will be voted in the manner indicated on the reverse side. If no direction is made, this proxy will be voted “FOR” the seven nominees for director and “FOR” Proposal 2. In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The proxies named above cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares             ☐

in person, please mark this box.

To be signed and dated on reverse side                 See reverse side for voting instructions